Exhibit 99.1





                                  FUNDTECH LTD.


                        CONSOLIDATED FINANCIAL STATEMENTS


                             AS OF DECEMBER 31, 2001


                                 IN U.S. DOLLARS




                                      INDEX


                                                                          Page
                                                                          ----

Report of Independent Auditors                                              F-2

Consolidated Balance Sheets                                           F-3 - F-4

Consolidated Statements of Operations                                       F-5

Statements of Changes in Shareholders' Equity                         F-6 - F-7

Consolidated Statements of Cash Flows                                 F-8 - F-9

Notes to Consolidated Financial Statements                           F-10 - F-32




                              - - - - - - - - - - -

ERNST & YOUNG         |X|  Kost Forer & Gabbay        |X|  Phone: 972-3-6232525
                           3 Aminadav St.                  Fax: 972-3-5622555
                           Tel-Aviv 67067, Israel





                         REPORT OF INDEPENDENT AUDITORS

                             To the Shareholders of

                                  FUNDTECH LTD.

      We have audited the accompanying consolidated balance sheets of Fundtech Ltd. ("the Company") and its subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Fundtech Ltd. and its subsidiaries as of December 31, 2000 and 2001, and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.




Tel-Aviv, Israel                                   KOST, FORER & GABBAY
February 11, 2002                        A Member of Ernst & Young International

                                                                   FUNDTECH LTD.

CONSOLIDATED BALANCE SHEETS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


                                                                 December 31,
                                                             -------------------
                                                               2000       2001
                                                             ---------  --------
  ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                                   $ 18,116   $ 39,923
 Short-term bank deposits                                       3,132       --
 Marketable securities (Note 3)                                42,067      5,462
 Trade receivables (net of allowance for doubtful
  accounts of $ 1,315 and $ 5,005 at December 31, 2000
  and 2001, respectively) (Note 4)                             24,375     18,193
 Other accounts receivable and prepaid expenses                 2,623      1,406
 Inventories                                                       96         24
                                                             --------   --------

Total current assets                                           90,409     65,008
                                                             --------   --------

LONG-TERM INVESTMENTS:
 Severance pay fund                                               343        413
 Long - term trade receivables (net of allowance for
  doubtful accounts of $ 0 and $ 961 at December 31, 2000
  and 2001, respectively) (Note 5)                              3,673      2,679
 Lease deposits                                                   476        607
                                                             --------   --------

Total long-term investments                                     4,492      3,699
                                                             --------   --------

PROPERTY AND EQUIPMENT, NET (Note 6)                           11,038      9,276
                                                             --------   --------

OTHER ASSETS, NET (Note 7)                                     20,933     24,073
                                                             --------   --------

                                                             $126,872   $102,056
                                                             ========   ========


The accompanying notes are an integral part of the consolidated financial statements.

                                                                   FUNDTECH LTD.

CONSOLIDATED BALANCE SHEETS
------------------------------------------------------------------------------
(U.S. dollars in thousands, except share data and per share data)


                                                                 December 31,
                                                           ----------------------
                                                             2000          2001
                                                           ---------    ---------
  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 Trade payables                                             $   3,090    $   2,254
 Deferred revenues                                                537        1,389
 Accrued non recurring expenses (Note 9)                           --          634
 Employees and payroll accruals                                 1,489        2,393
 Other accounts payable and accrued expenses (Note 8)           1,453        3,132
                                                           ----------    ---------

Total current liabilities                                       6,569        9,802
                                                           ----------    ---------

LONG-TERM LIABILITIES:
 Accrued severance pay                                            462          506
 Accrued non recurring expenses (Note 9)                           --          528
 Other long-term liabilities                                      127           --
                                                           ----------    ---------

Total long-term liabilities                                       589        1,034
                                                           ----------    ---------

Total liabilities                                               7,158       10,836
                                                           ----------    ---------

COMMITMENTS AND CONTINGENT LIABILITIES (Note 10)

SHAREHOLDERS' EQUITY(Note 11):
Share capital:
 Ordinary shares of NIS 0.01 par value:
  Authorized: 19,949,998 shares as of December 31, 2000
    and 2001;
  Issued and outstanding:14,184,474 and 14,278,096
    shares at December 31, 2000 and 2001, respectively             42           43
 Deferred shares of NIS 0.01 par value: Authorized,
   issued and outstanding:
  50,002 shares at December 31, 2000 and 2001                 *)   --      *)   --
 Additional paid-in capital                                   139,420      139,708
 Deferred stock compensation                                      (32)         --
 Accumulated other comprehensive loss                          (3,951)      (1,140)
 Accumulated deficit                                          (15,765)     (47,391)
                                                           ----------    ---------

Total shareholders equity                                     119,714       91,220
                                                           ----------    ---------

                                                           $  126,872    $ 102,056
                                                           ==========    =========

*) Represents an amount lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

                                                                   FUNDTECH LTD.


CONSOLIDATED STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------
(U.S. dollars in thousands, except per share data)


                                                       Year ended December 31,
                                                -----------------------------------
                                                   1999         2000        2001
                                                ----------   ----------  ----------
Revenues (Note 14a and 14b):

 Software license fees                            $ 17,667    $ 28,492    $ 17,067
 Maintenance and services fees                      12,531      17,351      26,248
 Hardware sales                                      1,493       1,437         842
                                                  --------    --------    --------

Total revenues                                      31,691      47,280      44,157
                                                  --------    --------    --------

Cost of revenues:

 Software license costs                                559         252         896
 Maintenance and services costs                      8,051      12,292      18,316
 Hardware costs                                      1,132       1,131         686
                                                  --------    --------    --------

Total cost of revenues                               9,742      13,675      19,898
                                                  --------    --------    --------

Gross profit                                        21,949      33,605      24,259
                                                  --------    --------    --------

Operating expenses:

 Software development                               12,880      17,747      19,185
 Selling and marketing, net                          6,464       9,637      10,325
 General and administrative                          3,737       6,207       9,328
 Amortization of acquisition, related
  goodwill and other intangible assets               1,275       2,462       2,525
 Provision for doubtful accounts                       258         717       5,966
 Non recurring expenses (Note 9)                      --          --         4,073
 In-process research and development
  write-off  (Note 1b)                               2,802        --          --
                                                  --------    --------    --------

Total operating expenses                            27,416      36,770      51,402
                                                  --------    --------    --------

Operating loss                                      (5,467)     (3,165)    (27,143)
Impairment and realized losses on available
  for sale  marketable securities (Note 3)            --          --        (7,826)
Financial income, net (Note 14c)                     3,756       5,542       3,343
                                                  --------    --------    --------

Net income (loss)                                 $ (1,711)   $  2,377    $(31,626)
                                                  ========    ========    ========

Basic net earnings (loss) per share (Note 12)     $  (0.13)   $   0.17    $  (2.22)
                                                  ========    ========    ========

Diluted net earnings (loss) per share (Note 12)   $  (0.13)   $   0.16    $  (2.22)
                                                  ========    ========    ========


The accompanying notes are an integral part of the consolidated financial statements.

                                                                   FUNDTECH LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
----------------------------------------------------------------------------
(U.S. dollars in thousands, except share data)




                                                    Ordinary shares                Deferred shares       Additional
                                                 -----------------------        ----------------------    paid-in
                                                   Shares          Amount          Shares     Amount      capital
                                                 ------------  -------------    ----------  ----------  ------------

Balance as of January 1, 1999                     10,791,958    $         34       50,002   $ *)  --      $  41,664
Exercise of stock options, net                       118,546              *)         --           --            530
Exercise of warrants, net                             35,763              *)         --           --            427
Issuance of Ordinary shares, net                   3,005,315               8         --           --         95,376
Amortization of deferred stock compensation             --              --           --           --           --
Comprehensive loss:
  Foreign currency translation adjustments              --              --           --           --           --
  Unrealized losses on available for sale
    marketable securities, net                          --              --           --           --           --
Net loss                                                --              --           --           --           --
                                                -------------   ------------     -------   ---------      ---------

Total comprehensive loss

Balance as of December 31, 1999                   13,951,582              42       50,002   *)     --        137,997
Exercise of stock options, net                       192,892                           *)          --            966

Exercise of warrants, net                             40,000                           *)          --            520

Amortization of deferred stock compensation             --              --           --            --           --
Forfeiture of stock options                             --              --           --            --            (63)
Comprehensive loss:
  Foreign currency translation adjustments              --              --           --            --           --
  Unrealized losses on available for sale
    marketable securities, net                          --              --           --            --           --
Net income                                              --              --           --            --           --
                                                -------------   ------------     -------   ---------      ---------

Total comprehensive loss

Balance as of December 31, 2000                   14,184,474              42       50,002   *)     --        139,420
Exercise of stock options                             93,622               1         --                          288
Amortization of deferred stock compensation             --              --           --            --           --
Comprehensive loss:
  Foreign currency translation adjustments              --              --           --            --           --
  Unrealized losses on available for sale
  marketable securities, net                            --              --           --            --           --
  Realization of losses on available for sale
    marketable securities                               --              --           --            --           --
Net loss                                                --              --           --            --           --
                                                -------------   ------------     -------   ---------      ---------

Total comprehensive loss

Balance as of December 31, 2001                   14,278,096    $         43       50,002   $ *)   --     $  139,708
                                                =============   ============     =========  ==========    ===========



                                                               Accumulated
                                                  Deferred        other                              Total            Total
                                                   stock       comprehensive    Accumulated      Comprehensive     Shareholders'
                                                Compensation       loss          deficit             loss             equity
                                                ------------   -------------    -----------      -------------     -------------

Balance as of January 1, 1999                 $       (219)   $       --      $    (16,431)                        $     25,048
Exercise of stock options, net                        --              --              --                                    530
Exercise of warrants, net                             --              --              --                                    427
Issuance of Ordinary shares, net                      --              --              --                                 95,384
Amortization of deferred stock compensation             72            --              --                                     72
Comprehensive loss:
  Foreign currency translation adjustments            (450)           --      $       (450)       $    (450)               (450)
  Unrealized losses on available for sale
    marketable securities, net                        (706)           --              (706)            (706)               (706)
Net loss                                              --            (1,711)         (1,711)          (1,711)             (1,711)
                                              ------------    ------------    ------------       -----------       -------------

Total comprehensive loss                                                                          $  (2,867)
                                                                                                  ==========

Balance as of December 31, 1999                       (147)         (1,156)        (18,142)                             118,594
Exercise of stock options, net                        --              --              --                                    966
Exercise of warrants, net                             --              --              --                                    520
Amortization of deferred stock compensation             52            --              --                                     52
Forfeiture of stock options                             63            --              --                                     --
Comprehensive loss:
  Foreign currency translation adjustments            (465)           --      $       (465)            (465)               (465)
  Unrealized losses on available for sale
    marketable securities, net                      (2,330)           --            (2,330)          (2,330)             (2,330)
Net income                                            --             2,377           2,377            2,377               2,377
                                              ------------    ------------    ------------    ------------         -------------

Total comprehensive loss                                                                          $   (418)
                                                                                                  =========

Balance as of December 31, 2000                        (32)         (3,951)        (15,765)                             119,714
Exercise of stock options                             --              --              --                                    289
Amortization of deferred stock compensation             32            --              --                                     32
Comprehensive loss:
  Foreign currency translation adjustments            (225)           --      $       (225)           (225)                (225)
  Unrealized losses on available for sale
  marketable securities, net                        (4,790)           --            (4,790)         (4,790)              (4,790)
  Realization of losses on available for sale
    marketable securities                            7,826            --             7,826           7,826                7,826
Net loss                                              --           (31,626)        (31,626)        (31,626)             (31,626)
                                              ------------    ------------    ------------    ------------

Total comprehensive loss                                                                          $(28,815)
                                                                                              =============

Balance as of December 31, 2001               $       --      $     (1,140)   $    (47,391)                        $     91,220
                                              ============    ============    ============                         ============

*) Represents an amount lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

                                                                   FUNDTECH LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


                                                     Year ended December 31,
                                                ---------------------------------
                                                   1999        2000       2001
                                                ----------- ----------  ---------

Cash flows from operating activities:

 Net income (loss)                              $ (1,711)   $  2,377    $(31,626)
 Adjustments to reconcile net income (loss)
  to net cash used in operating activities:
  Depreciation and amortization                    3,179       5,187       6,303
  Impairment and realized losses on
    available for sale marketable securities        --          --         7,826
  Write-off of other accounts receivable            --          --         1,035
  Capital loss on abandonment of property
    and equipment                                   --          --           270
  Provision for doubtful accounts                    258         717       5,966
  In-process research and development
    write-off                                      2,802        --          --
  Amortization of deferred stock compensation         72          52          32
  Trading marketable securities, net               1,176        --          --
  Deferred income taxes, net                        --          --          (319)
  Decrease (increase) in trade receivables
    and long-term trade receivables                 (112)    (15,989)      1,202
  Decrease (increase) in other accounts
    receivable, prepaid expenses and inventories    (720)       (856)        344
  Increase (decrease) in trade payables               27       1,566        (832)
  Increase (decrease) in deferred revenues,
    employees and
   payroll accruals and other accounts
    payable and accrued expenses                  (5,970)     (2,905)      3,546
  Increase in accrued non-recurring expenses        --          --         1,162
  Accrued severance pay, net                          23          74         (26)
  Other                                              (19)         (2)        (14)
                                                --------    --------    --------

Net cash used in operating activities               (995)     (9,779)     (5,131)
                                                --------    --------    --------

Cash flows from investing activities:

 Payments for acquisitions (a)                   (17,040)       --          --
 Investments in available for sale
   marketable securities                         (41,729)     (3,374)     (1,986)
 Proceeds from (investments in) short-term          --        (3,132)      3,170
   bank deposits
 Proceeds from sales of available for sale
   marketable securities                            --          --        33,801
 Investments in long-term lease deposits            --          (476)       (143)
 Purchase of property and equipment               (5,156)     (5,907)     (2,322)
 Proceeds from sale of property and equipment          7          81        --
 Capitalization of software development costs       --        (1,975)     (5,901)
                                                --------    --------    --------

Net cash provided by (used in) investing         (63,918)    (14,783)     26,619
  activities
                                                --------    --------    --------

The accompanying notes are an integral part of the consolidated financial statements.

                                                                   FUNDTECH LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------
(U.S. dollars in thousands)


                                                       Year ended December 31,
                                                  ---------------------------------
                                                     1999        2000        2001
                                                  ---------- ----------   ---------
Cash flows from financing activities:

Proceeds from issuance of Ordinary shares and
  exercise of stock options and warrants, net        93,387      1,486         289

                                                   --------   --------    --------

Net cash provided by financing activities            93,387      1,486         289
                                                   --------   --------    --------

Effect of exchange rate on cash and cash
  equivalents                                          --         (301)         30
                                                   --------   --------    --------

Increase (decrease) in cash and cash equivalents     28,474    (23,377)     21,807
Cash and cash equivalents at the beginning of
  the year                                           13,019     41,493      18,116
                                                   --------   --------    --------

Cash and cash equivalents at the end of the year   $ 41,493   $ 18,116    $ 39,923
                                                   ========   ========    ========


(a)  Payments for acquisitions: (see Note 1b)

    Estimated fair value of assets acquired and liabilities assumed at the date of acquisition:

    Working capital deficiency, excluding cash and
      cash equivalents                             $ (2,171)
    Property and equipment                            1,001
    Goodwill                                         18,511
    In-process research and development               2,802
    Deferred income taxes                              (149)
                                                   ---------
                                                     19,994

    Less - amount acquired by the issuance of        (2,954)
      Ordinary shares                              ---------

                                                   $ 17,040
                                                   =========

Supplemental disclosure of cash flows activities:

Cash paid during the year for:
  Interest                                         $     27   $     34    $     31
                                                  ==========   ========    =========
Non-cash transaction:
  Unrealized losses on                             $    706   $  2,330    $      -
    available-for-sale-securities                 =========   ========    ========


The accompanying notes are an integral part of the consolidated financial statements.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands, except share data and per share data)


NOTE 1:-  GENERAL

          a. Fundtech Ltd. ("the Company") was incorporated in Israel in April 1993, and commenced operations approximately at that time. In 1995, Fundtech Corporation ("Fundtech Corp."), a wholly-owned U.S. subsidiary of the Company was incorporated in the U.S.A and commenced operations at that time. On
               December 29, 1998 the Company established a wholly-owned subsidiary in England ("Fundtech England"). This subsidiary commenced its operations on January 6, 1999.

               On July 26, 1999, the Company established a wholly-owned subsidiary in the Netherlands under the name Fundtech Netherlands BV ("BV"). On September 30, 1999, the Company established, through Fundtech Corp., a wholly-owned U.S. subsidiary which is incorporated in the State of Texas under the name FCMS, LLC.

               On November 26, 1999, the Company established a wholly-owned subsidiary in Australia under the name Fundtech Australia PTY Limited ("Fundtech Australia") This subsidiary commenced operations in January 2000.

               The Company and its subsidiaries design, develop, market and support a suite of mission critical client/server software and internet software which automate the process of transferring funds among corporations, banks and clearance systems, and enable businesses to manage global cash positions efficiently and in real time.

               For a description of principal markets and customers, see Note
               14.

          b.   Acquisitions:

               1. In June 1999, the Company acquired through its wholly-owned subsidiary (BV) all the outstanding shares of Biveroni Batchelet Partners AG ("BBP"), a Swiss corporation in the field of electronic payment solutions, for an aggregate purchase price of approximately $ 13,963, of which $ 11,009 was paid in cash and $ 2,954 in stock (105,315 Ordinary shares).

                   The acquisition has been accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on their fair values at the date of acquisition. The excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill which is amortized using the straight-line method over an average of eight and a half years. (see also Note 2u).

                   The Company recorded an expense in the amount of $ 2,802 which represents the estimated value of the software acquired for which technological feasibility has not yet been established and for which no alternative future use exists ("in process research and development write-off").

                   BBP's financial statements are consolidated with those of the Company commencing with the second quarter of 1999.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)

NOTE 1:-  GENERAL (Cont.)

                   The estimated fair value of the assets acquired and liabilities assumed at the date of acquisition are summarized as follows:

                    Working capital deficiency          $    (578)
                    Deferred income taxes                    (149)
                    Property and equipment                    701
                    In process research and
                      development                           2,802
                    Technology                              3,390
                    Goodwill                                7,797
                                                        -----------

                                                         $ 13,963
                                                        ===========

                   See also Note 2(j) - for reallocation of the purchase price during 2000.

               2. On September 30, 1999, the Company acquired through its wholly-owned subsidiary (FCMS, LLC) certain assets and certain liabilities of Sterling Commerce, Inc., a U.S. company engaged in the field of electronic data interchange, for an aggregate purchase price of approximately $ 6,982.

                   The acquisition has been accounted for using the purchase method of accounting, and accordingly the purchase price has been allocated to the assets acquired and the liabilities assumed based on their fair values at the date of acquisition. The excess of the purchase price over the estimated fair values of net assets acquired has been recorded as goodwill which is being amortized by the straight-line method over an average of 9.2-year period (see also Note 2u).

                   Sterling's financial statements are consolidated with those of the Company since September 30, 1999.

                   The estimated fair value of the assets acquired and liabilities assumed at the date of acquisition are summarized as follows:

                   Working capital deficiency           $   (642)
                   Property and equipment                    300
                   Technology                              1,100
                   Goodwill                                6,224
                                                       ------------

                                                        $  6,982
                                                       ============

                   See also Note 2(j) - for reallocation of the purchase price during 2000.

          c. The following represents the unaudited pro forma results of operations for the year ended December 31, 1999, assuming the 1999 acquisitions occurred on January 1, 1999, excluding the write-off of the acquired in-process research and development.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 1:-  GENERAL (Cont.)

               The pro-forma financial information is not necessarily indicative of the consolidated results that would have been attained had the acquisition taken place at the beginning of 1999, nor is it necessarily indicative of future results.

                                                             Year ended
                                                             December 31,
                                                                1999
                                                            ------------

               Revenues                                      $  37,957
                                                             =========

               Net loss                                      $    (696)
                                                             =========

               Basic and diluted net loss per share          $   (0.05)
                                                             =========

           d.   Restructuring charges - see Note 9a.

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES

          The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP").

          a.   Use of estimates:

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

          b.   Financial statements in U.S. dollars:

               A majority of the revenues of the Company and certain of its subsidiaries is generated in U.S. dollars ("dollar" or "dollars"). In addition, a substantial portion of their costs are incurred in dollars. The Company and these subsidiaries' management believes that the dollar is the primary currency of the economic environment in which the Company and these subsidiaries operates. Thus, the functional and reporting currency of the Company and these subsidiaries is the dollar.

               Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into U.S. dollars in accordance with Statement of Financial Accounting Standard No. 52 "Foreign Currency Translation" ("SFAS No. 52"). All transaction gains and losses from the remeasurement of monetary balance sheet items are reflected in the statements of operations as financial income or expenses, as appropriate.

               The financial statements of a foreign subsidiary whose functional currency is not the dollar, have been translated into dollars. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Statement of operations amounts have been translated using the average exchange rate for the period. The resulting translation adjustments are reported as a separate component of accumulated other comprehensive loss in shareholders' equity.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (cont.)

          c.   Principles of consolidation:

               The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

          d.   Cash equivalents:

               Cash equivalents include short-term, highly liquid investments that are readily convertible to cash, with original maturities of three months or less.

          e.   Short-term bank deposits:

               Bank deposits with maturities of more than three months but less than one year, are included in short-term deposits. The short-term deposits are presented at their cost, including accrued interest.

          f.   Marketable securities:

               The Company accounts for its investments in marketable securities using Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115").

               Management determines the appropriate classification of its investments in marketable debt and equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available-for-sale, along with any investments in equity securities that have not been classified as "trading securities".

               As of December 31, 2000 and 2001 all marketable securities covered by SFAS No. 115 were designated as available-for-sale. Accordingly, these securities are stated at fair value, with the unrealized gains and losses, reported as a separate component of shareholders' equity, accumulated other comprehensive loss. Realized gains and losses on sales of investments, as determined on a specific identification basis, are included in the consolidated statement of operations.

               According to the SEC's issued Staff Accounting Bulletin No. 59 ("SAB 59") management is required to evaluate each period whether a securities' decline in value is other than temporary.

               As of December 31, 2001, the Company's management evaluation indicated that the decline in available-for-sale marketable securities was other than temporary. Therefore, the Company realized its losses on available-for-sale marketable securities which are included in the statement of operations as impairment and realization of losses on marketable securities.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

          g    Inventories:

               Inventories are stated at the lower of cost or market value. Inventory write-offs are provided to cover risks arising from slow-moving items or technological obsolescence. In 2001, the Company recorded a write-offs expenses in a total amount of $ 22, which are included in the statement of operations as hardware costs, as appropriate.

               Cost is determined as follows:

               Finished products - on the basis of direct costs with the addition of allocable indirect costs.

          h.   Long-term trade receivables:

               Long-term receivables from extended payment agreements (See Note
               2m) are recorded at estimated present values determined based on current rates of interest and reported at the net amounts in the accompanying financial statements. Imputed interest is recognized, using the effective interest method as a component of interest income in the accompanying statements.

          i.   Property and equipment:

               Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, at the following annual rate:
                                                            %
                                                   --------------------

               Office furniture and equipment            6 - 15
               Computers and software                   20 - 33
               Motor vehicles                              15
               Leasehold improvements            Over the term of the lease

               The Company and its subsidiaries periodically assess the recoverability of the carrying amount of property and equipment and provide for any possible impairment loss based upon the difference between the carrying amount and fair value of such assets. In accordance with Statements of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS No. 121"). As of December 31, 2001, no impairment losses has been identified.

          j.   Goodwill and technology:

               Goodwill and technology are stated at amortized cost. Amortization is calculated using the straight-line method over the estimated useful lives at the following annual rates:

                                                      %
                                                 -------------

               Goodwill                            10 - 12
               Technology                             20

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

               The carrying values of goodwill and technology assets are periodically reviewed by management, based on the expected future undiscounted operating cash flows over the remaining goodwill and technology amortization periods. If this review indicates that goodwill and technology will not be recoverable, the carrying value of the goodwill and technology is reduced to estimated fair value.

               Certain preacquisition contingency reserves were established as of the acquisition dates that are subject to adjustment during the "allocation period" in accordance with Statement of Financial Standard No. 38 "Accounting for Preacquisition Contingencies" ("SFAS No. 38"). The fair value of the net assets acquired from BBP and Sterling have been adjusted to reflect the resolution of these contingencies established relating to certain litigation and liabilities associated with acquired contractual commitments.

               During 2000, the purchase price reallocation resulted in a total reduction to the fair value of Sterling and BBP acquisitions of approximately $ 1,573 and $ 214, respectively, as well as a corresponding increase to goodwill.

          k.   Income taxes:

               The Company and its subsidiaries account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). This Statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiaries provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

          l.   Revenue recognition:

               The Company and its subsidiaries generate revenues from licensing the rights to use their software products directly to end-users and, to the lesser extent, indirectly through sub-license fees from resellers, both of whom are considered end users. The Company and its subsidiaries also generate revenues from sales of professional services, including consulting, implementation, training, maintenance and hardware.

               Revenue from software license agreements are recognized when all criteria outlined in Statement Of Position (SOP) 97-2 "Software Revenue Recognition" (as amended) are met. Therefore, revenue from license fees is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant obligations with regard to implementation remain, the fee is fixed or determinable and collectibility is probable.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

               Where software arrangements involve multiple elements, revenue is allocated to each element based on vendor specific objective evidence ("VSOE") of the relative fair values of each element in the arrangement, in accordance with the "residual method" prescribed by SOP 98-9 "Modification of SOP 97-2, Software Revenue Recognition With Respect to Certain Transactions". The Company's VSOE used to allocate the sales price to services and maintenance is based on the price charged when these elements are sold separately. License revenue is recorded based on the residual method. Under the residual method, revenue is recognized for the delivered elements when (1) there is VSOE of the fair values of all the undelivered elements, and (2) all revenue recognition criteria of SOP 97-2, as amended, are satisfied. Under the residual method any discount in the arrangement is allocated to the delivered element.

               The Company generally does not grant right of return to its customers. The Company generally provides a warranty period for up to six months at no extra charge. No provision is recorded at the time revenues are recognized for estimated warranty costs since according to the Company's experience it is immaterial.

               SOP 97-2 specifies that extended payment terms in a software licensing arrangement may indicate that the software license fees are not deemed to be fixed or determinable. In addition, if payment of a significant portion of the software license fees is not due until more than twelve months after delivery, the software license fees should be presumed not to be fixed or determinable, and thus should be recognized as the payments become due. However, SOP 97-2 specifies that if the Company has a standard business practice of using extended payment terms in software licensing arrangements and has a history of successfully collecting the software license fees under the original terms of the software licensing arrangement without making concessions, the Company overcomes the presumption that the software license fees are not fixed or determinable. Thus, the Company should recognize the software license fees when all other SOP 97-2 revenue recognition criteria are met. The Company has concluded that for certain software arrangements with extended payment terms, the "fixed or determinable" presumption has been overcome and software license fees have been recognized upon meeting the remaining SOP 97-2 revenue recognition criteria. The present value of such software license fees recognized in fiscal years 1999, 2000 and 2001 totaled approximately $1,700, $ 5,000 and $
               1,883, respectively.

               When contracts contain hosting services arrangements, the Company applies Emerging Issues Task Force No. 00-03 ("EITF 00-03") "Software Revenue Recognition, to Arrangements That Include the Right to Use Software Stored on Another Entity's Hardware".

               Arrangements that include professional services are evaluated to determine whether those services are essential to the functionality of other elements of the arrangement. When services are considered essential, revenue under the arrangement is recognized using contract accounting. When services are not considered essential, the revenue allocable to the software services is recognized as the services are performed.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

               Revenue from software licenses that require significant customization, integration and installation are recognized based on SOP 81-1 "Accounting for Performance of Construction - Type and Certain Production - Type Contracts", using contract accounting on a percentage of completion method, based on the relationship of actual labor costs incurred to total labor costs estimated to be incurred over the duration of the contract.

               Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are first determined, in the amount of the estimated loss on the entire contract. As of December 31, 2001, no such estimated losses were identified.

               Revenue on arrangements with customers who are not the ultimate users (such as resellers) is not recognized until the product has been delivered to the end user.

               Revenue from maintenance and services is recognized over the life of the maintenance agreement or at the time that services are rendered.

               Revenue from hardware sales is recognized in accordance with Staff Accounting Bulleting No. 101 ("SAB No. 101") as amended, when persuasive evidence of an agreement exists, delivery has occurred, the fee is fixed or determinable and collectibility is probable.

               Deferred revenues include unearned amounts received under maintenance and support contracts and amounts billed to customers but not yet recognized as revenues.

          m.   Severance pay:

               The Company's liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month's salary for each year of employment or a portion thereof. The Company's liability for all of its employees is fully provided for by monthly deposits with insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

               The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrender value of these policies, including immaterial profits.

               Severance expenses for the years ended December 31, 1999, 2000 and 2001, amounted to approximately $ 143, $ 74 and $ 89, respectively.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

          n.   Software development costs:

               Statement of Financial Accounting Standard No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," ("SFAS No. 86") requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company and its subsidiaries' product development process, technological feasibility is established upon completion of a detailed program design.

               Costs incurred by the Company and its subsidiaries in certain projects between completion of the detailed program design and the point at which the product is ready for general release have been capitalized.

               Capitalized development costs are not yet amortized as the products are not ready for general release for customers.

          o.   Royalties-bearing grants:

               The Company received royalty-bearing grants from the Israeli Fund for Encouragement of Marketing Activity. These grants are recognized at the time the Company is entitled to such grants on the basis of the costs incurred and included as a deduction of selling and marketing expenses.

               Selling and marketing grants amounted to $ 0, $ 180 and $ 0 in 1999, 2000 and 2001, respectively.

          p.   Concentration of credit risks:

               Financial instruments that potentially subject the Company and its subsidiaries to concentrations of credit risk consist principally of cash and cash equivalents, short-term bank deposits marketable securities, trade receivables and long-term trade receivables. The Company's cash and cash equivalents and short-term bank deposits are invested mainly in deposits with major banks in Israel, Europe and the United States. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdiction. Management believes that the financial institutions that hold the Company and its subsidiaries' investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

               The Company marketable securities includes investments in mutual funds of U.S. corporations. As of December 31, 2001, the Company provided for impairment and realized losses on available-for-sale marketable securities totaling $ 7,826.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

               The trade receivables and long-term trade receivables of the Company and its subsidiaries include banks and large financial institutions. The Company and its subsidiaries generally do not require collateral; however, in certain circumstances, the Company and its subsidiaries may require letters of credit, other collateral or additional guarantees. An allowance for doubtful accounts is determined with respect to those amounts that the Company and its subsidiaries have determined to be doubtful of collection. The Company and its subsidiaries perform ongoing credit evaluations of its customers (see Note 4).

               The Company has no off-balance sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

          q.   Basic and diluted net earnings (loss) per share:

               Basic net earnings (loss) per share is computed based on the weighted average number of Ordinary shares outstanding during each year. Diluted earnings per share is computed based on the weighted average number of Ordinary shares outstanding during each year, plus dilutive potential Ordinary shares considered outstanding during the year, in accordance with Statement of Financial Accounting Standard No. 128, "Earnings Per Share" ("SFAS No. 128").

               In 1999, 2000 and 2001, outstanding stock options and warrants have been excluded from the calculation of the diluted net earnings net per Ordinary share because all such securities are anti-dilutive for all periods presented. The total weighted average number of shares related to the outstanding options and warrants excluded from the calculations of diluted net earnings
               (loss) per share was 1,355,421, 543,120 and 398,428, for the years ended December 31, 1999, 2000 and 2001, respectively (see
               Note 12).

          s.   Accounting for stock-based compensation:

               The Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB No. 25") and FASB Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" ("FIN 44") in accounting for its employee stock option plans. Under APB No. 25, when the exercise price of the Company's options are less than the market price of the underlying shares on the date of grant, compensation expense is recognized. The pro forma disclosures, required by Statement of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"), are provided in Note 11d.

               The Company applies SFAS No. 123 and EITF 96-18 "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" with respect to options and warrants issued to non-employees. SFAS No. 123 requires use of an option valuation model to measure the fair value of the options at the grant date.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

          s.   Fair value of financial instruments:

               The following methods and assumptions were used by the Company and its subsidiaries in estimating their fair value disclosures for financial instruments:

               The carrying amounts of cash and cash equivalents, short-term bank deposits, trade receivable and trade payables approximate their fair value due to the short-term maturity of such instruments.

               The fair value of marketable securities is based on quoted market price (see Note 3).

               The fair value of long-term receivables is estimated by discounting the future cash flows using the current rates of which similar credits would be made to customers with similar credit ratings and for the same remaining maturities. The carrying amount of long-term trade receivables approximates their fair value since the interest rate which was used in order to discount future cash flows remained unchanged.

          t.   Reclassification:

               Certain prior years amounts have been reclassified in conformity with current year's financial statement.

          u.   Impact of recently issued accounting standards:

               In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" and No. 142, "Goodwill and other Intangible Assets" ("the Statements"), effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

               The Company will apply the new rule beginning in the first quarter of 2002. Application of the non-amortization provisions of the Statement is expected to result in an increase in net income of approximately $ 2,500 per year, before the effect of any impairment test as described next. During 2002, the Company will perform the first of the required impairment tests of goodwill and indefinite lived intangible assets. The Company can not yet estimate what the effect, if any, of these tests will be on its financial position and results of operations.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

               In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and superseded SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Dispensed Of", and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business". SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The Company expects to adopts SFAS No. 144 as of January 1, 2002 and it does not expect that the adoption of the statement will have a significant impact, if any, on the Company's financial position and results of operations.


NOTE 3:-  MARKETABLE SECURITIES

                                                               December 31,
                                                        -----------------------
                                                           2000         2001
                                                        ------------ ----------

          Amortized cost and estimated fair value       $  45,103     $  5,462
          Gross unrealized losses                          (3,036)           -
                                                        ------------ ----------

          Fair value                                    $  42,067     $  5,462
                                                        ============ ==========

          a. All marketable securities are mutual funds issued by an investment bank in the U.S.

          b. As of December 31, 2001 due to the market conditions, and since the Company's management believes that the decline in the fair value is other than temporary, the cost basis of these securities was written down to fair value as a new cost basis. During the fourth quarter of 2001, the Company sold approximately 86% of its investment in marketable securities. As of December 31, 2001 an impairment and realized losses on available-for-sale marketable securities amounting to $ 7,826 was included in earnings.

          c. During 1999, one of the Company's subsidiaries sold trading securities in the amount of $ 1,176. The total realized loss from these securities amounted to $ 19 and was charged to financial expenses. As of December 31, 2000 and 2001 the Company and its subsidiaries do not hold any trading securities.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 4: - TRADE RECEIVABLES

                                                             December 31,
                                                      -------------------------
                                                         2000         2001
                                                      ------------ ------------

          Accounts receivable, net (1)                $  10,094    $   5,571
          Unbilled receivables, net (1)                  14,281       12,622
                                                      ------------ ------------

                                                      $  24,375     $ 18,193
                                                      ============ ============

          (1)  allowance for doubtful accounts

               Management's assessment for uncertainties of outstanding debts collectability resulted in a provision for doubtful accounts expenses in a total amount of $ 258, $ 717 and $ 5,966 for 1999, 2000 and 2001.


NOTE 5:-  LONG-TERM TRADE RECEIVABLES

                                                                December 31,
                                                          ----------------------
                                                             2000         2001
                                                          ----------- ----------

          Maturity dates - long-term trade receivables:
           First year (current maturities)                $  2,603     $  2,256
           Second year                                       1,125        1,516
           Third year                                          971        1,136
           Fourth year                                         713          720
           Fifth year                                          864          268
                                                          ---------- ----------

                                                             6,276        5,896
                                                          ---------- ----------

          Less - Current maturities                          2,603        2,256
                 Allowance for doubtful accounts                 -          961
                  (see also Note 4)                       ---------- ----------

                                                          $  3,673      $ 2,679
                                                          ========== ==========

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 6:-  PROPERTY AND EQUIPMENT, NET
                                                                     December 31,
                                                               ----------------------
                                                                   2000       2001
                                                               ----------- ----------
          Cost:
           Office furniture and equipment                         $ 2,426   $ 2,532
           Computers and software                                  13,401    15,065
           Motor vehicles                                             293       298
           Leasehold improvements                                   1,094     1,228
                                                                  -------   -------

                                                                   17,214    19,123
                                                                  -------   -------

          Accumulated depreciation                                  6,176     9,847
                                                                  -------   -------

          Depreciated cost                                        $11,038   $ 9,276
                                                                  =======   =======

Depreciation expenses for the years ended December 31, 1999, 2000 and 2001, are $ 1,904, $ 2,725 and $ 3,778, respectively


NOTE 7:-  OTHER ASSETS, NET

                                                                     December 31,
                                                               ----------------------
                                                                   2000       2001
                                                               ----------- ----------

          Intangible assets Original amounts:
           Goodwill                                               $18,358   $18,061
           Technology                                               4,490     4,490
           Capitalized software development costs                   1,975     7,876
                                                                  -------   -------

                                                                   24,823    30,427
                                                                  -------   -------

          Accumulated amortization                                  3,890     6,354
                                                                  -------   -------

          Amortized cost                                          $20,933   $24,073
                                                                  =======   =======

Amortization expenses amounted to $ 1,275, $ 2,462 and $ 2,525 for the years ended December 31, 1999, 2000 and 2001, respectively


NOTE 8:-  OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                                     December 31,
                                                               ----------------------
                                                                   2000       2001
                                                               ----------- ----------

          Accrued expenses                                        $   728   $ 1,603
          Deferred income taxes                                        83      --
          Government authorities                                      407     1,176
          Office of the Chief  Scientist and the
            Fund for the Encouragement of Marketing Activities
            (see also Note 10)                                         72       333
          Others                                                      163        20
                                                                  -------   -------

                                                                  $ 1,453   $ 3,132
                                                                  =======   =======

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 9:-  NON-RECURRING EXPENSES
                                                                Year ended
                                                               December 31,
                                                                   2001
                                                               -------------

               Restructuring costs (a)                           $ 2,573
               Integration costs (b)                                 465
               Write-off of other accounts receivables (c)         1,035
                                                                 -------

                                                                 $ 4,073
                                                                 =======

               In response to declines associated with the current cautious information technology ("IT") spending environment within the financial services industry, during the second quarter of 2001, the Company adopted a restructuring and integration plan ("the Plan").

          a.   Restructuring costs:

               The restructuring was accounted for in accordance with EITF 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Cost to Exit and Activity (Including Certain Costs Included in a Restructuring) and in accordance with SAB 100 "Restructuring and Impairment Charges".

               The Plan consisted of employee termination benefits associated with the involuntary termination of 89 employees (71 research and development and professional services employees, 13 administrative employees and 5 selling and marketing employees) and sublet portions of their existing office space. As part of the plan, the Company also consolidated aspects of its Dallas operations into its existing Atlanta operations in order to improve efficiency and eliminate duplicate cost structures.

               Through the second quarter of 2001, the Plan and the benefit arrangement were communicated to employees. The communication of the benefit arrangement includes sufficient detail to enable employees to determine the type and amount of benefits they will receive if they are terminated.

               The restructuring Plan was substantially completed by January
               2002.

               The following table summarizes the restructuring accruals status as of December 31, 2001:


                                                                          Balance at
                                                      Original   Utilized  December
                                                       Accrual   in Cash   31, 2001
                                                      ---------- -------- -----------

               Employee termination benefits and
                 related costs                        $    790   $  628    $     162
               Facility closures and related costs       1,513      513        1,000
                                                      ---------  -------   ---------

                                                      $  2,303   $ 1,141   $   1,162
                                                      =========  =======   === =====

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 9:-  NON-RECURRING EXPENSES (Cont.)

                                                                   Year ended
                                                                    December
               Restructuring costs:                                 31, 2001
                                                                  -----------

               Employee termination benefits and related costs    $     790
               Facility closures and related costs                    1,513
               Property and equipment abandonment                       270
                                                                  -----------

                                                                  $   2,573
                                                                  ===========

          b.   Integration costs:

               As part of the restructuring and integration plan, the Company recorded $ 465 integration costs mainly for relocating employees and abandonment of property and equipment pursuant to the Plan.

               The Company does not anticipates material additional integration charges in the future. All integration charges have been, and will be, expensed as incurred.

          c.   Write-off of other accounts receivable:

               In 2000 and 2001, the Company incurred expenses on behalf of a new venture in the amount of approximately $ 924 and $ 111, respectively. It was agreed between the investors that such expenses would be reimbursed upon the formation of the new entity, therefore such expenses in 2000 a were recorded as other accounts receivable. In April 2001 the Company and the other investor decided not to proceed with the formation of the new entity. Accordingly, the Company wrote-off the related other account receivable.


NOTE 10: -  COMMITMENTS AND CONTINGENT LIABILITIES

          a.   Royalty commitments

               The Company participated in programs sponsored by the Israeli Government for the support of research and development activities. From the date of establishment, the Company had obtained grants from the Office of the Chief Scientist in the Israeli Ministry of Industry and Trade ("the OCS") aggregating $ 1,115 for certain of the Company's software development projects. The Company is obligated to pay royalties to the OCS, amounting to 3%-5% of the sales of the products and other related revenues generated from such projects, up to an amount equal to 100% - 150% of the grants received linked to the US dollars. No grants were obtained in 1999, 2000 and 2001.

               Through December 31, 2001, the Company has paid or accrued for OCS royalties liability in a total amount of $ 1,232. Subject to OCS final approval, as of December 31, 2001, the Company paid or accrued for the entire amount.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 10: -  COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

               The Israeli Government, through the Fund for the Encouragement of Marketing Activities, awarded the Company grants for participation in expenses for overseas marketing. The Company received an accumulated amount of grants of $ 614 for the years up to and including 2000. The Company is committed to pay royalties at the rate of 3% of the increase in export sales. Subject to final approval, as of December 31, 2001, the Company paid and accrued for the entire amount.

          b.   Litigations:

               On October 22, 1999, an investor filed a class action against the Company in the United States District Court for the District of New Jersey, alleging violation of section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, by making statements at an analysts conference before the opening of the market on October 6, 1999 that did not reveal that later that day the Company would announce an earnings decrease. Plaintiff purports to represent a class action consisting of persons and entities who purchased or acquired Ordinary shares of the Company on October 6, 1999.

               As of December 31, 2001 the case was dismissed without prejudice.

          c.   Lease commitments:

               The Company leases its facilities and vehicles under various operating lease agreements, which expire on various dates, the latest of which is in 2014. The minimum lease commitments under non-cancelable operating leases are as follows:

               Year ended December 31,
               -----------------------

               2002                       $  2,146
               2003                          1,984
               2004                          1,921
               2005                          1,440
               2006-2014                     5,852
                                          --------

                                            13,343
               Less - sublease rentals          16
                                          --------

                                          $ 13,327
                                          ==========

               Total facilities lease expenses for the years ended December 31, 1999, 2000 and 2001, were approximately $ 1,056, $ 1,778 and $
               2,150 (net of sublease rentals incurred of $ 4), respectively.

          d.   Guarantees:

               The Company has obtained a bank guarantees (restricted deposit) of $ 54, in connection with the Company's facilities operating lease agreement in Israel.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 11:- SHAREHOLDERS' EQUITY

          a.   General:

               The Ordinary shares of the Company are traded on the NASDAQ National Market.

               On June 1, 1999, the Company acquired BBP, for the consideration stated in Note 1b. As part of the acquisition, the Company issued 105,315 Ordinary shares.

               On April 30, 1999, 2,900,000 Ordinary shares were issued in consideration of approximately $ 92,400, net of expenses in a secondary Public Offering.

          b. The Ordinary shares confer upon the holders the right to receive notice to participate and vote in general meetings of the Company and the right to receive dividends, if declared.

               Deferred shares are non-transferable and entitle their holders to no voting, dividend or other rights except for the right to receive the par value of the shares upon dissolution of the Company.

          c.   Stock options:

               1. Under the Company's 1996, 1997, 1998, 1999 Stock Option Plans (the "Plans"), up to 2,786,248 options may be granted to employees and directors of the Company or its subsidiaries.

                   As of December 31, 2001, the 1996 Israeli stock option plan was expired.

               2. Pursuant to the Plans, as of December 31, 2001, an aggregate of 975,207 options of the Company are still available for future grant.

               3. Each option granted under the Plans to employees expires not later than five years from the date of the grant. The options vest primarily over four years. Any options that are canceled or forfeited before expiration become available for future grants. Options granted to directors are vested over a one year period from their date of grant. The exercise price of the options granted under the plans may not be less than the nominal value of the shares into which such options are exercised.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 11:- SHAREHOLDERS' EQUITY(Cont.)

          d. A summary of the Company's option activity under the Plans is as follows:


                                                                  Year ended December 31,
                                ---------------------------------------------------------------------------------------------
                                            1999                           2000                            2001
                                -----------------------------  -----------------------------   ------------------------------
                                                  Weighted                       Weighted                        Weighted
                                   Number         average          Number         average         Number          average
                                     of           exercise           of          exercise           of           exercise
                                  options          price          options          price          options          price
                                -------------   -------------   -------------  --------------  --------------  --------------
 Outstanding - beginning
   of the year                     1,065,959     $   8.16          1,355,421       10.84          1,830,893      $ 14.15
 Granted                             528,075     $  16.58            818,100       17.38                  -         -
 Exercised                          (118,546)    $   4.71           (192,892)       4.94            (93,622)     $  2.94
 Forfeited                          (120,067)    $  18.36           (149,736)      12.10           (373,428)     $ 14.54
                                -------------                   -------------                  ------------

 Outstanding at
 December 31                       1,355,421     $  10.84          1,830,893     $ 14.15          1,363,843      $ 14.85
                                =============   ============    =============  ==========      ============     =========

 Exercisable options at
   December 31,                      451,805     $   7.93            624,269     $ 11.70            810,987      $ 13.85
                                =============   ============    ============   ==========      ============    ==========


    The options outstanding as of December 31, 2001, have been separated into ranges of exercise price, as follows:


                                  Options            Weighted
                                outstanding           average                               Options
        Ranges of                  as of             remaining         Weighted           exercisable           Weighted
         exercise              December 31,         contractual         average              as of               average
          price                    2001            life (years)     exercise price     December 31, 2001     exercise price
 -------------------------   ------------------   ----------------  ----------------   -------------------   ----------------

  $  3.33                           101,831             0.5            $   3.33               101,831           $   3.33
  $  7.33 - $ 10.38                  10,000             1.0            $   7.64                 9,750           $   7.56
  $ 11.50 - $ 17.00                 810,219             2.6            $  13.61               485,823           $  13.34
  $ 19.25 - $ 22.31                 441,793             3.0            $  19.93               213,583           $  20.31
                             ------------------   -------------                          -------------       ------------
                                  1,363,843             2.6            $  14.85               810,987           $  13.85
                             ==================   =============      ============        =============       ============


               Pro-forma information regarding net earnings (loss) and net earnings (loss) per share is required by SFAS No. 123 (for grants after December 1994), and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes Option Valuation Model with the following weighted-average assumptions for each of the two years in the period ended December 31, 2000:
               Volatility of 0.73 for each year; risk-free interest rates of 5.6% and 6.0% and 6.0%, respectively, dividend yields of 0% for each year, and a weighted-average expected life of four years.

               All options granted during 1999 and 2000 were at an exercise price that is equal to the fair value of the stock at the grant date. No options were granted during 2001.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 11:- SHAREHOLDERS' EQUITY(Cont.)

               Pro-forma information under SFAS No. 123 is as follows:


                                                           Year ended December 31,
                                                    ------------------------------------
                                                      1999          2000         2001
                                                    ----------   ----------   ----------

              Net income (loss) as reported         $ (1,711)     $  2,377    $  (31,626)
                                                    =========     =========   ===========

              Pro-forma net loss                    $ (3,580)     $   (980)   $  (34,491)
                                                    =========     =========   ===========

              Pro-forma  basic  and  diluted  net   $  (0.28)     $  (0.07)   $    (2.43)
               loss per share                       =========     =========   ===========

               Compensation expenses recognized by the Company related to its share based employee compensation awards amounted to $ 72, $ 52 and $ 32 for the years ended December 31, 1999, 2000 and 2001, respectively. Such compensation expenses are amortized over the vesting period.

          e.   Dividends:

               In the event that cash dividends are declared in the future, such dividends will be paid in NIS. The Company does not intend to pay cash dividends in the foreseeable future.

               The Company has decided to permanently reinvest its tax exempt income (see Note 13b).

NOTE 12:- NET EARNINGS (LOSS) PER SHARE

          The following table sets forth the computation of historical basic and diluted net earnings (loss) per share:

                                                          Year ended December 31,
                                                      --------------------------------
                                                        1999       2000        2001
                                                      ---------- ----------  ---------
          Numerator:
           Net income (loss)                          $ (1,711)   $  2,377   $ (31,626)
                                                      ========== ==========  =========
           Numerator for basic net earnings (loss)
           per share - net income (loss) available
             to Ordinary shareholders                 $ (1,711)   $  2,377   $ (31,626)
                                                      ========== ==========  =========

           Numerator for diluted net earnings
             (loss) per share - net income (loss)
             available to Ordinary shareholders
             after assumed exercises                  $  (1,711)  $  2,377   $(31,626)
                                                     ========== ==========  =========


                                                              Number of shares
                                                      -----------------------------------
          Denominator:
           Denominator for basic net earnings
            (loss) per share - weighted - average     12,854,999  14,096,298   14,218,388
            shares
                                                      ----------  ----------   ----------
           Effect of dilutive securities:
            Employee stock options                    *)      -      674,510    *)     -
            Warrants                                  *)      -        5,807    *)     -
                                                      ----------  ----------  -----------

           Dilutive potential Ordinary Shares         *)      -      680,317    *)     -
                                                      ----------  ----------  -----------

           Denominator for diluted net earnings
          (loss) per share                            12,854,999  14,776,615   14,218,388
                                                      ==========  ==========  ===========


          *)   Antidilutive.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 13: -  INCOME TAXES

          a. Measurement of taxable income under the Israeli Income Tax Law (Inflationary Adjustments), 1985:

               Results for tax purposes are measured in real terms of earnings in NIS after certain adjustments for increases in the Israeli Customer Price Index. As explained in Note 2b, the financial statements are measured in U.S. dollars. The difference between the annual change in the CPI and in the NIS/dollar exchange rate causes a difference between taxable income and the income before taxes shown in the financial statements. In accordance with paragraph 9(f) of SFAS No. 109, the Company has not provided deferred income taxes on this difference between the reporting currency and the tax bases of assets and liabilities.

          b. Tax benefits under the Israeli Law for the Encouragement of Capital Investments, 1959:

               The Company has been granted in November 1995 the status of an "Approved Enterprise", under the Israeli Law for the Encouragement of Capital Investments, 1959 (the "Investment Law") and the Company has elected the alternative benefits program, waiver of grants in return for tax exemptions. Pursuant thereto, the income of the Company derived from the "Approved Enterprise" program is tax-exempt for two years commencing with the year it first earns taxable income relating to each expansion program, and subject to corporate taxes at the reduced rate of 10% to 25%, for an additional eight years, (subject to an adjustment based upon the foreign investors' ownership of the Company).

               The Company completed its investment according to certain of its first program on November 27, 1997. Income derived from this program was tax exempt for two years commencing in 1998 and will enjoy a reduced tax of 10% to 25% for eight years ending in 2005 (subject to an adjustment based upon the foreign investors' ownership of the Company).

               In 1998, the Company received approval for its first expansion program of its "Approved Enterprise". In 2000, the Company received approval for its second expansion program of its "Approved Enterprise". Income derived from the expansion programs will be tax-exempt for a period of two years and will be subject to a reduced tax rate as mentioned above for an additional period of eight years. The aforementioned benefits are in respect of the taxable income that the Company derives from the expansion programs. The period of benefits for these programs has not yet commenced since no income was derived.

               The period of tax benefits detailed above is subject to limits of 12 years from the year of commencement of production, or 14 years from the date of granting the approval, whichever is earlier.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 13: -  INCOME TAXES (Cont.)

               The tax-exempt profits that will be earned by the Company's "Approved Enterprise" can be distributed to shareholders, without imposing tax liability on the Company only upon the complete liquidation of the Company. As of December 31, 2001, retained earnings included approximately $ 4,597 in tax exempt income earned by the Company's "Approved Enterprise". The Company has decided to permanently reinvest its tax exempt income. Accordingly, no deferred income taxes have been provided on income attributable to the Company's "Approved Enterprise". If these retained tax-exempt profits are distributed in a manner other than in the complete liquidation of the Company, they would be taxed at the corporate tax rate applicable to such profits as if the Company had not elected the alternative tax benefits (currently between 10% to 25% for an "Approved Enterprise").

               The Investment Law also grants entitlement to claim accelerated depreciation on equipment used by the "Approved Enterprise" during five tax years.

               The entitlement to the above benefits is conditional upon the Company fulfilling the conditions stipulated by the above law, regulations published thereunder and the instruments of approval for the specific investments in "approved enterprises". In the event of failure to comply with these conditions, the benefits may be canceled and the Company may be required to refund the amount of the benefits, in whole or in part, including interest.

               The Company expects that during the period in which these tax losses are utilized, its income would be substantially tax exempt. Accordingly, there will be no tax benefit available from such losses and no deferred income taxes have been included in these financial statements.

               Income not eligible for "Approval Enterprise" benefits mentioned above is taxed at the regular rate of 36%.

          c. Tax benefits under the Israeli Law for the Encouragement of Industry (Taxation), 1969:

               The Company is an "industrial company" under the Law for the Encouragement of Industry (Taxation), 1969 and, therefore, it is entitled to certain tax benefits, including accelerated rates of depreciation and deduction of public offering expenses.

          d.   Net operating losses carryforwards:

               As of December 31, 2001, the Company had approximately $ 5,850 of Israeli net operating loss carryforwards. The Israeli loss carryforwards have no expiration date.

               As of December 31, 2001, Fundtech Corporation had a U.S. federal net operating loss carryforward of approximately $ 36,344 which can be carried forward and offset against taxable income for 10-15 years and expire in 2010-2016. Utilization of U.S. net operating losses may be subject to the substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

               As of December 31, 2001 BBP had a Swiss net operating loss carryforwards of approximately $ 490, which can be offset against taxable income for a period of up to 7 years.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
(U.S. dollars in thousands)


NOTE 13: -  INCOME TAXES (cont.)

          e.   Deferred income taxes:

               Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

               Significant components of the Company and its subsidiaries assets are as follows.


                                                                   December 31
                                                            ------------------------
                                                               2000          2001
                                                            ------------ -----------
               Deferred tax assets:
                U.S. net operating loss carryforwards       $   6,201    $  14,538
                Israel net operating loss carryforwards           801          585
                Swiss net operating loss carryforwards            331          109
                Other reserve and allowances                    4,915        7,414
                                                            -----------  ----------

               Total deferred tax assets before                12,248       22,646
                 valuation allowance
               Valuation allowance                            (12,248)     (22,537)
                                                            -----------  ----------

               Balance at the end of the year
                 (all foreign)                              $       -    $     109
                                                            ==========   ==========

               Deferred tax liabilities:
                Deferred taxes due to assets acquired
                  and liabilities assumed (all foreign)     $    (210)   $       -
                                                            ===========  ==========

               As of December 31, 2001, the Company and its subsidiaries have provided valuation allowances of approximately $ 10,289 in respect of deferred tax assets resulting from tax loss carryforwards and other temporary differences. Management currently believes that since the Company and its subsidiaries have a history of losses, it is more likely than not that the deferred tax regarding the loss carryforwards and other temporary differences will not be realized in the foreseeable future. The Company's deferred tax asset composed of net operating loss carryforwards of BBP is included in other accounts receivable.

          g.   Income (loss) before taxes on income:

                                                 Year ended December 31,
                                          --------------------------------------
                                             1999         2000          2001
                                          -----------  ------------  -----------

               Domestic                   $  4,665     $  6,943     $  (7,577)
               Foreign                      (6,376)      (4,566)      (24,049)
                                          -----------  -----------  -----------
                                          $ (1,711)    $  2,377     $ (31,626)
                                          ===========  ===========  ===========

NOTE 14: -  GEOGRAPHICAL  INFORMATION,  MAJOR  CUSTOMERS AND FINANCIAL  INCOME
          DATA

          The Company and its subsidiaries have evaluated their business activities in accordance with the provisions of Statement of Financial Accounting Standard No. 131 "Disclosure about Segments of an Enterprise and Related Information" ("SFAS No. 131") and determined that its operating segments have similar economic characteristics such as products and services, customers' methods used to distribute products and services, and regulatory environment resulting in their aggregation.

          a.   Summary information about geographic destinations:

               The total revenues are attributed to geographic information, based on the end customers' location (see Note 1 for a brief description of the Company's business).


                                    1999                2000               2001
                            ------------------   -------------------  ------------------
                                        Long-               Long-               Long-
                             Total      lived     Total     lived     Total     lived
                            revenues    assets   revenues   assets    revenues  assets
                            --------   -------   ---------  --------  --------  --------

               Israel            495       538       574       830       205       737
               U.S.           23,257    16,273    26,942    20,942    30,773    24,140
               Australia         239      --       4,062         7      --          10
               Switzerland     4,156    10,902     6,313    10,529     7,381     8,847
               Others          3,544        26     9,389       139     5,798       222
                             -------   -------   -------   -------   -------   -------

                             $31,691   $27,739   $47,280   $32,447   $44,157   $33,956
                             =======   =======   =======   =======   =======   =======

          b.   Major customer data as a percentage of total revenue:

                                                    Year ended December 31,
                                                -------------------------------
                                                  1999        2000       2001
                                                ---------  ---------  ----------

               Customer A                             -           -         18%
                                                ==========  =========  =========

               In 1999 and 2000 no customer exceeded 10% of the Company's consolidated revenue.

          c.   Financial income, net:
               Financial expenses:
                Interest and other               $    64    $      2    $   325
                Foreign currency translation
                  differences, net                     -          33       205
                                                 ---------   --------  --------

                                                      64          35       530
                                                 ---------   --------  --------

               Financial income:
                Interest and other                 3,781       5,577      3,787
                Foreign currency translation
                  differences, net                    39           -         86
                                                 ---------   --------  --------

                                                   3,820       5,577      3,873
                                                 ---------   --------  --------

                                                 $ 3,756     $  5,542  $  3,343
                                                 =========   ========  ========

                            - - - - - - - - - - - - -